UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. 1)
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THE ENSIGN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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THE ENSIGN GROUP, INC.
Dear Shareholder:
We are supplementing our 2008 proxy statement with additional information regarding the compensation of our directors and officers. To this end, the Director Compensation section and 2007 Director Compensation table on pages 7 and 8 of our proxy statement are hereby updated and replaced with the following:
Director Compensation
From January 2007 to March 2007, Roy E. Christensen, our Chairman, received $60,000 for continuing services following his resignation as our Chief Executive Officer in April 2006. In March 2007, Mr. Christensen finalized his transition from Chairman and CEO to Chairman exclusively, and his compensation accordingly changed. His prior annual compensation was reduced from $360,000 per year to an annual retainer of $100,000, and he retained certain benefits including the right to participate in the Company’s health plan and life insurance program. He does not receive per-meeting fees or other compensation.
As disclosed in previous filings, since March 2007 the annual retainer for each of our non-employee directors has been $30,000 per annum, plus fees of $1,500 for each Board meeting and each committee meeting the director physically attends and $500 for each Board meeting and each committee meeting the director attends telephonically. The chairperson of each of the compensation committee and the nomination and corporate governance committee also receives an additional $5,000 retainer per year, and the chairperson of each of the audit committee and the quality assurance and compliance committee receives an additional $12,500 retainer per year.
In addition, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director who is elected to a three-year term receives an automatic option grant for 12,000 shares of common stock, with a three-year vesting schedule, on or about the date he or she is appointed, elected or re-elected. Directors elected to fill less than a three-year term receive a pro rata grant that vests over their term.
The following table sets forth a summary of the compensation earned by our directors, who are not included in the Summary Compensation Table, for 2007. Christopher R. Christensen does not receive any additional compensation for his service as a director. For a description of the compensation paid to Christopher R. Christensen, see our “Compensation Discussion and Analysis” beginning on page 11 of our proxy statement, as supplemented and amended hereby.
Director Compensation - 2007

	Fees Earned or	Options	All Other
	Paid in Cash	Awards	Compensation		Total
	($)	($)(1)	($)		($)

Roy E. Christensen	83,333	—	60,066	(2)	143,399
Antoinette T. Hubenette	60,292	—	—		60,292
Thomas A. Maloof	60,917	—	—		60,917
Charles M. Blalack	46,042	—	—		46,042

(1)	None of these directors owned any stock options as of December 31, 2007.

(2)	Consists of term life insurance and accidental death and dismemberment insurance payments of $66, and $60,000 for transition related services following his resignation as our Chief Executive Officer in April 2006.
In addition, we have updated the Summary Compensation Table for officers on page 17 of our proxy statement to correct an inadvertent overstatement of the compensation earned by David M. Sedgwick in 2007. This correction requires us to include Cory R. Monette as a Named Executive Officer. The Summary Compensation Table is hereby updated and replaced with the following:
Summary Compensation Table

					Non-Equity
					Incentive Plan
		Salary	Bonus	Option	Compensation	All Other
Name and Principal Position	Year	($)	($)(1)	Awards ($)(2)	($)(3)	Compensation ($)		Total ($)
Christopher R. Christensen	2007	374,983	310,000	—	—	17,768	(4)	702,751
Chief Executive Officer and	2006	346,213	500,000	—	183,368	17,587		1,047,168
President

Alan J. Norman	2007	228,308	169,633	9,682	—	2,062	(5)	409,685
Chief Financial Officer	2006	216,689	350,000	4,195	—	1,113		571,997

Gregory K. Stapley	2007	312,483	310,000	—	—	1,765	(6)	624,248
Vice President and General	2006	296,631	600,000	—	—	1,525		898,156
Counsel

David M. Sedgwick	2007	174,980	140,000	62,931	—	7,889	(7)	385,800
Vice President of	2006	133,805	15,000	18,037	246,365	1,588		414,795
Organizational Development

Barry R. Port (8)	2007	185,986	—	114,244	244,765	11,977	(9)	556,972
President, Keystone Care, Inc.

Cory R. Monette (10)	2007	200,816	—	77,453	122,007	1,413	(11)	401,689
President, Northern Pioneer Healthcare, Inc.

(1)	The amounts shown in this column constitute the cash bonuses made to certain Named Executive Officers. Christopher Christensen, Alan Norman, Gregory Stapley and David Sedgwick participated in our executive incentive program. In addition to his bonus under the executive incentive program for 2007, the compensation committee awarded Mr. Sedgwick a separate discretionary bonus of $8,000 outside of the executive incentive program during 2007. These awards are discussed in further detail under the heading “Principal Elements of Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	The amounts shown are the amounts of compensation cost recognized by us in fiscal years 2006 and 2007 related to options to purchase common stock which were granted in fiscal year 2006 and 2007, as a result of the adoption of SFAS 123R. These amounts disregard the estimated forfeiture rate which is considered when recognizing the SFAS 123R expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year ended December 31, 2007.

(3)	Barry Port and Cory Monette participated in our bonus program for presidents of our portfolio companies for 2007. David Sedgwick participated in our executive director compensation program during a portion of 2006, and following his reassignment to the Service Center in late 2006, he participated ratably in the executive incentive program. Christopher Christensen received a bonus equal to one half of one percent of our income before provision for income taxes, which formula was established and communicated to Christopher Christensen when our 2006 income before provision for income taxes was undeterminable. 2007 awards are discussed in further detail under the headings “Principal Economic Elements of Compensation for Presidents of Our Five Portfolio Companies” and “Principal Economic Elements of Executive Compensation”.

(4)	Consists of term life insurance and accidental death and dismemberment insurance payments of $150, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,718, and a car allowance of $15,900.

(5)	Consists of term life insurance and accidental death and dismemberment insurance payments of $81 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,981.

(6)	Consists of term life and accidental death and dismemberment insurance payments of $127 and a matching contribution to The Ensign Group, Inc. 401(k) retirement program of $1,638.

(7)	Consists of term life insurance and accidental death and dismemberment insurance payments of $64, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $625 and a car allowance of $7,200.

(8)	Mr. Port was not a named executive officer in 2006. As a result, only 2007 compensation information is included in the Summary Compensation Table.

(9)	Consists of term life insurance and accidental death and dismemberment insurance payments of $51, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $926 and a car allowance of $11,000.

(10)	Mr. Monette was not a named executive officer in 2006. As a result, only 2007 compensation information is included in the Summary Compensation Table.

(11)	Consists of term life insurance and accidental death and dismemberment insurance payments of $38, and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,375.

The information on the following pages supplements, but does not replace, the tables included in our previously distributed 2008 Proxy statement.
Grants of Plan-Based Awards — 2007
The following table sets forth information regarding grants of plan-based awards made to Cory R. Monette during 2007.

Estimated Future Payouts Under Non-
		Equity Incentive Plan Awards				All Other
						Option			Closing
						Awards:		Grant	Market
						Number of	Exercise or	Date Fair	Price on
						Securities	Base Price of	Value of	Grant
	Grant					Underlying	Option	Option	Date
Name	Date	Threshold($)	Target($)		Maximum($)	Options(#)	Awards($/Sh)	Awards($)	($/Sh)

Cory R. Monette	—	—	22,197	(1)	—	—	—	—	—
President, Northern Pioneer Healthcare, Inc.

(1)	Mr. Monette participates in our performance program for the presidents of our portfolio companies. Presidents of our portfolio companies may earn cash bonuses for helping their respective subsidiaries meet clinical standards and financial milestones pursuant to a predetermined formula based upon their respective subsidiaries’ income before provision for income taxes. This performance program does not provide for threshold or maximum payout amounts. The amount reported in the target performance column is derived by inputting the results of the applicable subsidiary from fiscal 2006 into the formula used in 2007 and computing what the payout would be in 2007 if such subsidiary had the same results in 2007 that it had in 2006. This amount is a projection based on the foregoing formula and does not correspond to the actual results for 2007. The actual bonus amount earned by Mr. Monette in 2007 is shown in the “Summary Compensation Table” above.

Outstanding Equity Awards at Fiscal Year-End—2007
The following table lists the outstanding equity incentive awards held by Cory R. Monette as of December 31, 2007.

	Option Awards						Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
									Number	Payout
							Number		of	Value of
				Equity			of	Market	Unearned	Unearned
				Incentive Plan			Shares	Value of	Shares,	Shares,
	Number of		Number of	Awards:			or Units	Shares or	Units or	Units or
	Securities		Securities	Number of			of Stock	Units of	Other	Other
	Underlying		Underlying	Securities			That	Stock	Rights	Rights
	Unexercised		Unexercised	Underlying			Have	That Have	That	That Have
	Options		Options	Unexercised	Option	Option	Not	Not	Have Not	Not
	Exercisable		Unexercisable	Unearned	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	(#)(1)(2)		(#)	Options(#)	Price($)	Date	(#)(3)	($)(4)	(#)	($)

Cory Monette	25,000	(5)	—	—	5.75	10/31/15	—	—	—	—
President, Northern	40,000	(6)	—	—	7.50	07/25/16	—	—	—	—
Pioneer Healthcare, Inc.

(1)	All options held by our named executive officers may be early exercised.

(2)	Options vest in equal annual installments (20% each year) on the anniversary of the date of grant with the exercised portion of partially exercised options vesting prior to the unexercised portion of such options.

(3)	The shares listed below were issued pursuant to the early exercise of stock options to purchase shares of our common stock. These shares are subject to a right of repurchase held by us that lapses over time based upon the vesting schedule of the originally issued stock options.

(4)	The market value of these shares at December 31, 2007 was $14.40.

(5)	Represents stock options granted on November 1, 2005 to purchase up to 25,000 shares.

(6)	Represents stock options granted on July 26, 2006 to purchase up to 40,000 shares.

Option Exercises and Stock Vested — 2007
The following table provides information for Cory Monette about options that were exercised and restricted stock that vested during 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on		Value Realized
Name	Exercise(#)	on Exercise($)	Vesting(#)		on Vesting($)(1)
Cory Monette	—	—	17,600	(2)	281,600
President, Northern Pioneer Healthcare, Inc.

(1)	The aggregate value realized upon the vesting of the stock award is based upon the aggregate market value of the vested shares of our common stock on the vesting date. For vesting dates prior to the Company’s initial public offering (“IPO”) date of November 8, 2007, the aggregate market value is based on the IPO price of $16.00.

(2)	On June 29, 2005, Mr. Monette exercised a stock option in full to purchase 30,000 shares, of which 18,000 shares were vested. On March 27, 2006, Mr. Monette exercised stock options to purchase 10,000 and 24,000 shares, respectively. To the extent that the stock options had not fully vested, such shares became restricted stock, subject to the same vesting schedule as the previously granted stock options, of which 10,800 shares vested during 2007. In addition, upon the effectiveness of the IPO, all early exercised unvested options granted to Mr. Monette under the 2001 Plan prior to January 1, 2006 immediately vested, of which 6,800 shares vested on November 8, 2007 at a market value of $16.00.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2008 for Cory R. Monette.
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following March 31, 2008 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 20,535,280 shares of common stock outstanding as of March 31, 2008. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

	Number of Shares
	Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class
Named Executive Officers And Directors:
Cory Monette (1)	141,000	*

(1)	Includes stock options to purchase 65,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2008.

If you have already delivered your proxy prior to receiving this letter, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals. You may revoke a proxy at any time prior to its exercise by (i) delivering an instrument revoking it or a duly executed proxy bearing a later date to Gregory K. Stapley, 27101 Puerta Real, Suite 450, Mission Viejo, California 92691; or (ii) attending the annual meeting and voting in person.
Sincerely,
Gregory K. Stapley
Vice President and General Counsel